UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 27, 2024, Praxis Precision Medicines, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., Guggenheim Securities, LLC and Truist Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to an underwritten offering of 3,318,585 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 221,238 shares of Common Stock (the “Offering”). The closing of the Offering is expected to take place on April 2, 2024, subject to the satisfaction of customary closing conditions. All of the Shares and the Pre-funded Warrants are being sold by the Company. The offering price of the Shares to the public is $56.50 per share, and the offering price of the Pre-funded Warrants to the public is $56.4999 per underlying share, which equals the price per share of Common Stock being sold in this Offering, minus $0.0001, the Pre-funded Warrants’ exercise price per share. The Company also granted the underwriters an option to purchase up to 530,973 additional shares of Common Stock within 30 days from the date of the Underwriting Agreement .On March 28, 2024, the underwriters exercised the option to purchase such additional shares in full. The net proceeds from the Offering are expected to be approximately $215.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and giving effect to the exercise of the underwriters' option to purchase additional shares. The Company does not intend to list the Pre-funded Warrants on The Nasdaq Global Select Market (“Nasdaq”) or any other nationally recognized securities exchange or trading system.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-funded Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Pre-funded Warrants are exercisable from the date of issuance and may be exercised by means of a cashless exercise. Under the Pre-funded Warrants, the Company may not effect the exercise of the Pre-funded Warrants, and a holder will not be entitled to exercise any portion of the Pre-funded Warrants that, upon giving effect to such exercise, would result in: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) exceeding 4.99% (or 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) exceeding 4.99% (or 9.99%) of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

In addition, in certain circumstances, upon a Fundamental Transaction (as defined in the Pre-funded Warrants), a holder of the Pre-funded Warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had it exercised the Pre-funded Warrants immediately prior to the Fundamental Transaction without regard to any limitations on exercise contained in the Pre-funded Warrants.

The Company intends to use the net proceeds of the Offering, together with the Company’s existing cash, cash equivalents and marketable securities, to accelerate the clinical development of PRAX-628, continue its research and development activities in ulixacaltamide, PRAX-562 and PRAX-222 and for working capital and other general corporate purposes. Based on the planned use of proceeds described above, the Company believes that the net proceeds from this Offering, together with its existing cash, cash equivalents and marketable securities, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements into 2027. This estimate is based on assumptions that may prove to be incorrect, and the Company could utilize available capital resources sooner than expected.

The Offering was made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024 and declared effective by the SEC on March 12, 2024 (File No. 333-277656). A prospectus supplement relating to the Offering has been filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement and the Pre-funded Warrants were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement and the Pre-funded Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement and the Pre-funded Warrants are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement and the Form of Pre-funded Warrant, copies of which are filed as Exhibits 1.1 and 4.1, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Shares, the Pre-funded Warrants and the shares of common stock issuable upon exercise of the Pre-funded Warrants is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the closing of the Offering, the Company’s intent not to list the Pre-funded Warrants on Nasdaq or any other nationally recognized securities exchange or trading system, anticipated amount of net proceeds from the Offering, the intended use of such proceeds, and the sufficiency of the net proceeds from the Offering and existing cash and cash equivalents to fund operating expenses and capital expenditure requirements. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 27, 2024, by and among Praxis Precision Medicines, Inc. and Piper Sandler & Co., Guggenheim Securities, LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

4.1	Form of Pre-funded Warrant.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: March 29, 2024	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer